 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of The Securities Exchange Act Of 1934

September 16, 2008	(September 3, 2008)
Date of Report	(Date of earliest event reported)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-32421 (Commission File No.)	58-2342021 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718, New York, NY 10170

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 201-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

• Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

• Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

• Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

• Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 3, 2008 and September 4, 2008, the Company borrowed an aggregate of $250,000 from an individual entity, who is a shareholder of the Company, as evidenced by two (2) promissory notes.  Both notes provide repayment of the principal balance plus an interest rate of 10% per annum on any remaining unpaid balance until the maturity date. The maturity date of both notes is September 29, 2008. The lender has the right to demand payment of all unpaid principal and interest at any time thereafter. These notes also grant the lender a collateralized security interest from the Company’s accounts receivable. The proceeds will be for general working capital purposes. The form of promissory note issued in these transactions is filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits

No.	Description

99.1	Form of Promissory Note (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 8–K filed with the Securities Exchange Commission on January 31, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.

September 16, 2008	By:	/s/ MATTHEW D. ROSEN
MATTHEW D. ROSEN
as Chief Executive Officer